Exhibit 3

Ethers can All Filters Search by AddressiTxn Hash I Block I Token I E O Eth: 5193.60 (+4.75%) Home Blockchain v Tokens Resources v More +9+ Sign In Token BFFI OPTIONS Buy v Earn Interest v Crypto Credit v Feature Tip: Enable advanced mode, change languages and more. Customize your experience now ! Overview [E RC-20] Profile Summary :0? PRICE FULLY DILUTED. MARKET CAP Contract: Ox479a315bdafda5e7e56c7aeef2.28.47780535a2ef $0.0000 @ 0.000000 Eth $0.00 Decimals: Total Supply: :000.000 BFFI Social Profiles: Not Available, Update ? Holders: addresses Transfers: Transfers Holders Info Read Contract Wrtte Contract AnalyEics Comments ei Token Holders Chart A total of 1 token holder First < Page 1 of 1 Rank Address Quantity Percentage x6feci7b5b795dd5.264e4a015300e3-1da9cad3c92 :000,000 .0000%